UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 21, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 8 – OTHER EVENTS

Item 8.01 Other Events.

Visualant, Inc. (“Visualant” or the “Company”) an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, held its 2013 Annual Meeting of Stockholders on March 21, 2013.  The results of the Annual Meeting are set forth below.  Each of the matters considered at the meeting was described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on January 11, 2013.

Proposal No. 1 - The following five nominees were elected to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders:

1	Ronald Erickson	For	49,204,568
		Withheld	420,902
	Jon Pepper	For	49,206,008
		Withheld	419,462
	Marco Hegyi	For	49,201,868
		Withheld	423,602
	James Gingo	For	43,028,746
		Withheld	6,596,724
	Ichiro Takesako	For	49,158,792
		Withheld	466,678

Proposal No. 2 - Approved an amendment of the Company’s 2011 Stock Incentive Plan increasing the number of shares available for issuance under the Plan from 7,000,000 to 14,000,000 shares as follows:

2	Amendment to 2011 Stock Incentive	For	47,287,410
	Plan	Against	1,136,073
		Abstain	1,201,987
		Non Vote	28,884,989

Proposal No. 3 - Approved an amendment and restatement of the Company’s Articles of Incorporation and Bylaws as follows:

3	Amendment and Restatement of	For	48,982,475
	Articles and Incorporation and Bylaws	Against	462,710
		Abstain	180,285
		Non Vote	28,884,989

Proposal No. 4 - Approved an amendment providing the Board discretion to amend the Company’s Articles of Incorporation to affect a reverse stock split and decrease the number of authorized shares as follows:

4	Discretion to amend the Articles	For	72,881,117
	of Incorporation to effect a reverse	Against	5,032,101
	stock split and decrease the number	Abstain	597,239
	of authorized shares	Non Vote	—

Proposal No. 5 - PMB Helin Donovan LLP, Inc. of Seattle, WA was ratified as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 as follows:

5	Ratify appointment of PMB Helin	For	77,711,975
	Donovan, LLP as auditors	Against	105,322
		Abstain	693,161
		Non Vote	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

March 21, 2013	By:	/s/ Mark Scott
Mark Scott Chief Financial Officer